Exhibit 99.1

Kymera Announces $150 Million Private Placement Equity Financing

Watertown, Mass. (August 19, 2022) – Kymera Therapeutics, Inc. (NASDAQ: KYMR), a clinical-stage biopharmaceutical company advancing targeted protein degradation to deliver novel small molecule protein degrader medicines, has entered into a securities purchase agreement with certain existing and new accredited investors to issue and sell an aggregate of 2,769,228 shares of its common stock (“Common Stock”) at a price of $26.00 per share and pre-funded warrants (“Pre-Funded Warrants”) to purchase up to an aggregate of 3,000,000 shares of Common Stock at a purchase price of $25.9999 per pre-funded warrant share, through a private investment in public equity (“PIPE”) financing. The Pre-Funded Warrants will have an exercise price of $0.0001 per share of Common Stock, be immediately exercisable and remain exercisable until exercised in full. Kymera anticipates the gross proceeds from the PIPE to be approximately $150.0 million, before deducting offering expenses. The financing is expected to close on August 22, 2022, subject to customary closing conditions. Proceeds from the financing will support Kymera’s ongoing research and development activities as well as general corporate purposes and working capital.

The offering was led by a US-based, healthcare-focused fund, and by Biotechnology Value Fund (BVF), with participation from Avoro Capital Advisors, EcoR1 Capital, Redmile Group, Rock Springs Capital and funds and accounts advised by T. Rowe Price Associates, Inc.

“With three programs actively recruiting patients and several others progressing toward the clinic, this financing will enable us to continue to invest in our pipeline while extending our cash runway,” said Nello Mainolfi, PhD, Co-Founder, President and CEO. “We thank our investors for their confidence in the broad potential of our targeted protein degradation pipeline and platform and their support for our mission to build a fully integrated medicines company that can have a meaningful impact on patients’ lives.”

Subsequent to the closing of this offering, Kymera expects its cash, cash equivalents, and investments to exceed $600 million on August 31, 2022. This cash estimate is a preliminary estimate and based on information available to management as of the date of this offering, and these estimates could change.

The securities sold in this PIPE, including the shares of common stock underlying the Pre-Funded Warrants, are being made in a transaction not involving a public offering and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements. Concurrently with the execution of the securities purchase agreement, Kymera and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission registering the resale of the securities sold in the PIPE.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction. Any offering of the Common Stock or Pre-Funded Warrants described above under the resale registration statement will only be by means of a prospectus.

About Kymera Therapeutics

Kymera is a biopharmaceutical company pioneering the field of targeted protein degradation, a transformative approach to address disease targets and pathways inaccessible with conventional therapeutics. Kymera’s Pegasus platform is a powerful drug discovery engine, advancing novel small molecule therapies candidates designed to harness the body’s innate protein recycling machinery to degrade dysregulated, disease-causing proteins. With a focus on undrugged nodes in validated pathways, Kymera is advancing a pipeline of novel therapeutic candidates designed to address the most intractable of pathways and provide new treatments for patients. Kymera’s initial programs target IRAK4, IRAKIMiD, and STAT3 within the IL-1R/TLR or JAK/STAT pathways, providing the opportunity to treat patients with a broad range of immune-inflammatory diseases, hematologic malignancies, and solid tumors. For more information, visit www.kymeratx.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, implied and express statements by Kymera Therapeutics regarding : the expected timing for the closing of the private placement and the anticipated use of proceeds from the private placement; the expectation that such proceeds will fund Kymera’s operational plans beyond early 2025; Kymera’s expected cash, cash equivalents, and investments as of August 31, 2022; Kymera’s strategy, business plans and focus; and the progress and timing of the preclinical and clinical development of Kymera’s programs. The words “may,” “might,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “expect,” “estimate,” “seek,” “predict,” “future,” “project,” “potential,” “continue,” “target” and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, risks associated with: the impact of COVID-19 on countries or regions in which we have operations or do business, as well as on the timing and anticipated results of our current and future preclinical studies and clinical trials, supply chain, strategy and future operations; the delay of any current and future preclinical studies or clinical trials or the development of Kymera’s drug candidates; the risk that the results of current preclinical studies and clinical trials may not be predictive of future results in connection with future clinical trials; Kymera’s ability to successfully demonstrate the safety and efficacy of its drug candidates; the timing and outcome of the Kymera’s planned interactions with regulatory authorities; obtaining, maintaining and protecting its intellectual property; and Kymera’s relationships with its existing and future collaboration partners. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in the Annual Report on Form 10-K for the period ended December 31, 2021 and most recent Quarterly Report on Form 10-Q, as well as discussions of potential risks, uncertainties, and other important factors in Kymera’s subsequent filings with the Securities and Exchange Commission. In addition, any forward-looking statements represent Kymera’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Kymera explicitly disclaims any obligation to update any forward-looking statements. No representations or warranties (expressed or implied) are made about the accuracy of any such forward-looking statements.

Investor Contacts:

Bruce Jacobs

Chief Financial Officer

investors@kymeratx.com

857-285-5300

Chris Brinzey

Managing Director, Westwicke

chris.brinzey@westwicke.com

339-970-2843

Media Contact:

Todd Cooper

Senior Vice President, Corporate Affairs

tcooper@kymeratx.com

857-285-5300